140103

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20110042469-89
Ross Miller Secretary of State State of Nevada	Filing Date and Time 01/19/2011 5:00 PM
	Entity Number C16514-1999

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.

MergerCo
Name of **merging** entity

Nevada
Jurisdiction

Corporation
Entity type *

Name of **merging** entity

Jurisdiction

Entity type *

Name of **merging** entity

Jurisdiction

Entity type *

Name of **merging** entity

Jurisdiction

Entity type *

and,

Gold and Minerals Company, Inc.
Name of **surviving** entity

Nevada
Jurisdiction

Corporation
Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

3) Choose one:

☒ **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**

☐ **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).**

4) Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.**

(a) Owner's approval was not required from

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

MergerCo
Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Gold and Minerals Company, Inc.
Name of **surviving** entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

6) Location of Plan of Merger (check a or b):

☒ (a) The entire plan of merger is attached;

or,

☐ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional):**

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.**

MergerCo
Name of merging entity

X [signature] | President | 01/18/2011
Signature | Title | Date

Name of merging entity

X
Signature | Title | Date

Name of merging entity

X
Signature | Title | Date

Name of merging entity

X
Signature | Title | Date

and,

Gold and Minerals Company, Inc.
Name of surviving entity

X [signature] | President | 01/18/2011
Signature | Title | Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

PLAN OF MERGER
OF
MERGERCO
AND
GOLD AND MINERALS COMPANY, INC.

This Plan of Merger is made as of the 18th day of January, 2011, by and among El Capitan Precious Metals, Inc., a Nevada corporation ("ECPN"), MergerCo, a Nevada corporation (herein "MC"), and Gold and Minerals Company, Inc., a Nevada corporation ("G&M"). MC and G&M are sometimes hereinafter collectively referred to as the "Constituent Corporations".

RECITALS:

ECPN is a publicly traded Nevada corporation with authorized capital consisting of 300,000,000 shares of common stock, $.001 par value (the "ECPN Common Stock"), of which 95,834,695 shares were issued and outstanding and reserved for issuance as of January 18, 2011, and 5,000,000 shares of preferred stock, $.001 par value, of which no shares were issued and outstanding as of January 18, 2011. ECPN owns 100% of the issued and outstanding capital stock of MC.

MC is a recently formed Nevada corporation with authorized capital consisting of 1,000 shares of common stock, $.001 par value, of which 1,000 shares were issued to ECPN and are outstanding as of January 18, 2011.

G&M is a Nevada corporation with authorized capital consisting of 100,000,000 shares of common stock, $.001 par value (the "G&M Common Stock") of which 99,760,874 shares were issued and outstanding as of January 18, 2011 and no additional shares of G&M Common Stock were reserved for issuance upon exercise of any outstanding common stock purchase warrants or options; and 10,000,000 shares of preferred stock, .001 par value (the "G&M Preferred Stock"), of which 4,985,000 shares were issued and outstanding as of January 18, 2011.

ECPN, G&M and MC have entered into an Agreement and Plan of Merger dated June 28, 2010 (the "Merger Agreement") setting forth certain representations, warranties, agreements and conditions in connection with the merger provided for herein (the "Merger").

The respective Board of Directors of ECPN, MC and G&M have, by resolution, duly approved the execution of and the transaction contemplated by the Merger Agreement and this Plan of Merger and directed that they be submitted to the stockholders of G&M for adoption and approval.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto have agreed and do hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

I
MERGER

1.1 In accordance with the provisions of this Plan and Article II of the Merger Agreement, ECPN will acquire G&M through the merger of MC with and into G&M; and G&M will become a wholly-owned subsidiary of ECPN. G&M shall thereby become and is herein sometimes referred to as the "Surviving Corporation."

1.2 Upon the Effective Time of the Merger (as defined in Article III hereof) the Surviving Corporation: (i) shall become vested absolutely with all of the rights and property of G&M and MC, as constituted immediately prior to the Effective Time of the Merger, and (ii) shall continue subject to all of debts and liabilities of G&M and MC, as the same shall have existed immediately prior to the Effective Time of the Merger. All rights of creditors and all liens upon the property of each of the Constituent Corporations shall be preserved unimpaired.

1.3 ECPN hereby agrees that after the Effective Time of the Merger, as defined below, ECPN will issue certificates representing that number of shares of ECPN Common Stock (collectively, the "Merger Shares") into which shares of G&M Common Stock and G&M Preferred Stock issued and outstanding immediately prior to the Effective Time of the Merger shall be automatically converted into as hereinafter provided by virtue of the Merger, but not subject to validly exercised rights of dissent and appraisal pursuant to Nevada Revised Statutes, Chapter 92A.

1.4 The Merger shall not become effective until the following actions shall have been completed: (i) the Merger Agreement shall have been adopted and approved at a Special Stockholders Meeting by the stockholders of a majority of the outstanding shares of G&M Common Stock and G&M Preferred Stock in accordance with the requirements of Nevada corporate law; and (ii) all of the other conditions precedent to the consummation of the Merger specified in the Merger Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof.

II

EXCHANGE OF SHARES

The manner and basis of exchanging the converted shares of G&M Common Stock and G&M Preferred Stock for the Merger Shares and the exchange of certificates therefor, shall be as follows:

2.1 Each one (1.0) share of G&M Common Stock and G&M Preferred Stock, which shall be issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger be automatically converted into and exchangeable for, at the Effective Time of the Merger, 1.414156 shares of the Merger Shares. If between the date hereof and the Effective Time of the Merger, ECPN or G&M shall either effect any reclassification, recapitalization, subdivision, combination or exchange of shares, in respect of their respective outstanding common stock, or a stock dividend thereon shall be declared with a record date within said period, the per share amounts of the Merger Shares to be issued and delivered as provided in this Plan of Merger and the Merger Agreement shall be appropriately adjusted.

2.2 After the Effective Time of the Merger, certificates representing outstanding shares of G&M Common Stock and G&M Preferred Stock shall evidence the right of the holder thereof to receive certificates for the Merger Shares at the applicable rate stated in Section 2.1 hereinabove but only upon the surrender of the certificates for the G&M Common Stock and G&M Preferred Stock to ECPN's stock transfer agent, which shall act as the exchange agent (the "Exchange Agent") for such G&M stockholders to effect the conversion and exchange of certificates on their behalf. Each holder of G&M Common Stock and/or G&M Preferred Stock, upon surrender of the certificate or certificates of G&M Common Stock and/or G&M Preferred Stock to the Exchange Agent, shall be entitled upon such surrender to receive in conversion and exchange therefor a certificate or certificates representing the number of whole shares of the Merger Shares into which the shares of G&M Common Stock and G&M Preferred Stock so surrendered shall have been converted as described herein. No dividends or distributions will be paid to persons entitled to receive certificates for the Merger Shares pursuant hereto until such persons shall have surrendered their G&M Common Stock and/or G&M Preferred Stock certificates to the Exchange Agent; but there shall be paid to the record holder of each such certificate, with respect to the number of whole shares of the Merger Shares issued in conversion therefor (i) upon such surrender, the amount of any dividends or distributions with a record date subsequent to the Effective Time of the Merger and prior to surrender which shall have become payable thereon since the Effective Time of the Merger, without interest, and (ii) after such surrender, the amount of any dividends thereon with a record date subsequent to the Effective Time of the Merger and prior to surrender and the payment date of which shall be subsequent to surrender; such amount to be paid on such payment date.

2.3 (a) Each G&M stockholder who will be receiving 10,000 or less Merger Shares in the conversion described in this Article II will be issued one unrestricted stock certificate. Each G&M stockholder who will be receiving more than 10,000 Merger Shares in the conversion will be issued one unrestricted certificate for 10,000 Merger Shares and one restricted certificate for the remaining number of Merger Shares to be received in the conversion.

(b) Ninety (90) days after the Effective Time a G&M stockholder may return his restricted Merger Shares certificate to the Exchange Agent and, if the number of restricted Merger Shares is 10,000 or less, he will receive an unrestricted Merger Shares

certificate from the Exchange Agent. If the number of Merger Shares in the returned restricted certificate is more than 10,000, the G&M stockholder will receive an unrestricted certificate for 10,000 Merger Shares plus an unrestricted certificate for 25% of his remaining Merger Shares, and a restricted certificate for 75% of his remaining Merger Shares. A G&M stockholder may repeat this process of removing the restrictive legend from a portion of his restricted Merger Shares certificate issued in the conversion every ninety (90) days. One year after the Effective Time of the Merger, a G&M stockholder who has received a restricted Merger Shares certificate may have the restrictive legend removed from all of his restricted Merger Shares received in the conversion, irrespective of the number of Merger Shares.

2.4 No certificate representing a fraction of a share of the Merger Shares will be issued and no right to vote or receive any distribution or any other right of a stockholder shall attach to any fractional interest in a share of the Merger Shares to which any holder of G&M Common Stock and/or G&M Preferred Stock would otherwise be entitled hereunder. In lieu thereof, each holder of G&M Common Stock and/or G&M Preferred Stock entitled to a fraction of a share of the Merger Shares shall receive one whole share of Merger Shares for each fraction of a share entitled thereto (after aggregating all fractional shares otherwise to be received by such G&M stockholder).

2.5 In the event any Merger Shares have not been issued by the Exchange Agent pursuant to this Article II because one or more G&M stockholders did not surrender their G&M Common Stock and/or G&M Preferred Stock certificate within eighteen (18) months after the Effective Time, ECPN shall authorize the Exchange Agent to distribute the remaining Merger Shares to all of the G&M stockholders who did properly surrender their G&M Common Stock and/or G&M Preferred Stock certificates pursuant to this Article II, on a pro-rata basis of such properly surrendered G&M Common Stock and/or G&M Preferred Stock. No fractional Merger Shares shall be issued to any G&M stockholder pursuant to the distribution of Merger Shares described in this Section 2.5.

2.6 At the Effective Time of the Merger, all shares of G&M Common Stock and/or G&M Preferred Stock which shall then be held in its treasury, if any, shall cease to exist, and all certificates representing such shares shall be canceled.

III

EFFECTIVE TIME OF MERGER; ABANDONMENT OF MERGER

3.1 Subject to the provisions of this Article III, the terms and conditions of this Plan of Merger shall be submitted to the stockholders of G&M, along with the Merger Agreement. If adopted and approved by the vote of the stockholders of each of the Constituent Corporations, as required by Nevada statute, and if all of the conditions precedent to the consummation of the Merger specified in the Merger Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof, then unless terminated as provided in this Article III, this Plan of Merger shall be filed with the office of

the Secretary of State of Nevada (the "Secretary of State's Office"). The "Effective Time" of the Merger shall be the date and time upon which a duly executed copy of this Plan of Merger are filed and become effective with the Secretary of State's Office.

3.2 This Plan of Merger may be terminated and the proposed Merger abandoned at any time prior to the Effective Time of the Merger, and whether before or after approval of the Merger Agreement by the Board of Directors or stockholders of either of the Constituent Corporations, in the manner provided in Article VIII of the Merger Agreement.

IV

MISCELLANEOUS

4.1 For the convenience of the parties hereto and to facilitate the filing of this Plan of Merger, any number of counterparts hereof may be executed; and each such counterpart shall be deemed to be an original instrument.

4.2 At any time prior to the Effective Time of the Merger the parties hereto may, by written agreement, (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive (in the manner specified in Section 9.6 of the Merger Agreement) any breach or inaccuracy in the representations and warranties contained in this Plan of Merger or in the Merger Agreement or in any document delivered pursuant thereto, or (c) waive (in the manner specified in Section 9.6 of the Merger Agreement) compliance with any of the covenants, conditions or agreements contained in this Plan of Merger or in the Merger Agreement.

4.3 The corporation parties to this Plan are also parties to the Merger Agreement. The two agreements are intended to be construed together in order to effectuate their purposes, and said agreements are intended as a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1954, as amended.

[*Remainder of Page Left Intentionally Blank – Signature Page to Follow*]

IN WITNESS WHEREOF, each of the undersigned corporations has caused this Plan of Merger to be signed in its corporate name by its duly authorized officers and its corporate seal to be affixed hereto, all as of the date first above written.

EL CAPITAN PRECIOUS METALS, INC.

By: Charles C. Mottley
Charles C. Mottley
President and Chief Executive Officer

MERGERCO

By: Charles C. Mottley
Charles C. Mottley
President and Chief Executive Officer

GOLD AND MINERALS COMPANY, INC.

By: Larry L. Lozensky
Larry Lozensky
President and Chief Executive Officer